UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2009
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ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6247 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

P. O. Box 1636, 7752 FM 418, Silsbee, Texas 77656
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (409) 385-8300

________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In late 2007 the Company and eight Saudi investors formed a Saudi Arabian joint stock company under the name Al Masane Al Kobra Mining Company (AMAK) and received a commercial license from the Saudi Arabian Ministry of Commerce in January 2008.  The basic terms of agreement forming AMAK as initially recognized by the Company are as follows: (1) the total authorized and subscribed capital was $120 million, (2) the Company subscribed to 50% of AMAK's stock and the Saudi investors subscribed to the other 50%, (3) the Company contributed its mining assets and leasehold rights and the Saudi investors contributed $60 million in cash, (4) 45 million authorized shares were issued to the two groups, half to each, (5) the Company was obligated to contribute an additional $30 million, but the original agreement suggested that such obligation could be satisfied by the Company being a party to AMAK's borrowing from a Saudi bank or similar source, (6) it became clear by Spring 2009 that there were few realistic alternatives for the Company, as such a capital call could not be achieved, and (7) the settlement agreement between the parties was proposed in May 2009 and after extensive consultation with legal advisors and others, it was finalized in August 2009.

Effective as of August 25, 2009, the Company entered into a letter agreement (“Agreement”) with all AMAK shareholders resolving various matters, including, but not limited to, the additional $30 million capital call.  The principal terms of the Agreement are:

•	The Company will convey nine percent or 4,050,000 shares of AMAK stock to the other AMAK shareholders pro rata;

•
The Articles of Association and By-Laws of AMAK will be amended to reflect that: (i) the Company has fully and completely paid the subscription price for 18,450,000 shares of AMAK stock (or 41% of the issued and outstanding shares), (ii) neither AMAK nor the other AMAK shareholders may require the Company to make an additional capital contribution without the Company’s written consent, and (iii) the Company shall retain seats on the AMAK Board equal in number to that of the Saudi Arabian shareholders for a three year period beginning August 25, 2009;

•
AMAK will assume an $11 million Promissory Note from the Saudi Arabian Ministry of Finance & National Economy Loan to the Company, dated January 24, 1979, and will indemnify and defend the Company against any and all claims related to said Promissory Note;

•
For a three year period commencing August 25, 2009, the Company has the option to repurchase from the Saudi Arabian shareholders 4,050,000 shares of AMAK stock at a price equal to the then fair market value of said shares less ten percent; and

•	The two Memorandums of Understanding dated 21/05/2006G and 10/06/2006G respectively, as well as the Partnership Agreement dated 06/08/2006G, are terminated for all purposes.

The terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this report, are hereby incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
10.1	Letter Agreement dated August 5, 2009, but effective August 25, 2009, among Arabian American Development Company and the other Al Masane Al Kobra Company shareholders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  August 27, 2009                                                                By: /s/ Connie Cook___________
                             Connie Cook, Secretary